Exhibit 4.h

Fidelity & Guaranty Life Insurance Company

FIXED INTEREST STRATEGY RIDER

This rider is a part of the Contract to which it is attached. It is subject to the terms, conditions, and provisions contained in the Contract. The following provisions are added to the Contract. This rider will supersede any conflicting provisions of the Contract.

RIDER OVERVIEW

WHEN IS THIS RIDER EFFECTIVE?

The rider effective date is the Issue Date.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

This rider provides a fixed interest strategy to the annuity Contract to which this rider is attached; the fixed interest strategy offered under this rider shall be hereafter referred to as “strategy”. The percentage of Account Value allocated to the strategy provided under this rider is subject to a declared fixed interest rate.

WHAT IS A STRATEGY?

Strategies determine the amount of interest, if any, that is credited to the Strategy Account Value.

RIDER SPECIFICATIONS

WHAT SPECIFICATIONS APPLY TO THE STRATEGY AVAILABLE UNDER THIS RIDER?

This rider uses a Fixed Interest Rate to calculate the interest credited to the Strategy Account Value.

WHERE ARE THE SPECIFICATIONS LOCATED FOR THIS RIDER’S STRATEGY?

The Specifications Page shows the Initial Annual Fixed Interest Rate, Initial Fixed Interest Rate Guarantee Period, Guaranteed Minimum Fixed Interest Rate, and Renewal Fixed Interest Rate Guarantee Period.

WHICH SPECIFICATIONS ARE GUARANTEED?

The Initial Annual Fixed Interest Rate, Initial Fixed Interest Rate Guarantee Period, Guaranteed Minimum Fixed Interest Rate, and Renewal Fixed Interest Rate Guarantee Period are set on the rider effective date and will not change. The Guaranteed Minimum Fixed Interest Rate will not be less than the MGSV Interest Rate.

WHICH SPECIFICATIONS ARE NOT GUARANTEED AND ARE SUBJECT TO CHANGE?

The Fixed Interest Rate is not guaranteed and may be changed at Our discretion prior to each Renewal Fixed Interest Guarantee Period. The right to change any nonguaranteed elements is subject to any guarantees with respect to the element. During the Initial Fixed Interest Rate Guarantee Period, the Fixed Interest Rate will equal the Initial Annual Fixed Interest Rate. Any Fixed Interest Rate applicable for a Contract Year will not be less than the Guaranteed Minimum Fixed Interest Rate shown on the Specifications Page.

WHEN CAN SPECIFICATIONS CHANGE?

After the Initial Fixed Interest Rate Guarantee Period has elapsed, We will declare a renewal Fixed Interest Rate prior to each Renewal Fixed Interest Rate Guarantee Period to be effective for that period. Any renewal Fixed Interest Rate will be guaranteed for the Renewal Fixed Interest Rate Guarantee Period only.

ALLOCATION / REALLOCATION

HOW IS PREMIUM ALLOCATED TO THE STRATEGIES?

Initial Premium will be allocated according to Your election to any strategies available under this rider, the base Contract to which this rider is attached, and/or any other riders or endorsements attached to Your Contract. The Strategy Premium allocated to the strategy available under this rider must be either zero or at least the Minimum Strategy Account Value. The Strategy Premium for each strategy is shown on the Specifications Page.

CAN ACCOUNT VALUE BE REALLOCATED AFTER THE EFFECTIVE DATE?

Yes; You may reallocate Account Value allocated to the strategy available under this rider to any other strategy or combination of strategies available within the Contract to which this rider is attached. Any reallocation will become effective on the next eligible Contract Anniversary, subject to the limitations below; You must notify Us of any reallocation prior to such date. All reallocations of any Account Value are subject to any changes, limitations, and/or suspensions that are in effect at the time of the reallocation.

[1]

RILA-FIXED-NB (05-22)

Fidelity & Guaranty Life Insurance Company

FIXED INTEREST STRATEGY RIDER (CONTINUED)

Reallocations Out of Strategy. Funds may be reallocated out of the strategy available under this rider and into any other permitted strategies attached to Your Contract in amounts of at least the Minimum Transfer Amount on the next eligible Contract Anniversary after interest is credited. The Minimum Transfer Amount is shown on the Specifications Page. The Strategy Account Value remaining after any Transfer must either be zero or at least the Minimum Strategy Account Value shown on the Specifications Page.

Reallocations into Strategy. Funds may be reallocated into the Strategy Account Value for the strategy available under this rider on any Contract Anniversary after all eligible interest is credited under the Contract for that Contract Anniversary. Reallocations out of the originating strategy are subject to any limitations in the rider for that strategy. The Strategy Account Value after funds are reallocated into any strategy must be at least the Minimum Strategy Account Value shown on the Specifications Page.

STRATEGY VALUES

WHAT IS THE STRATEGY PREMIUM?

This strategy has its own Strategy Premium. The Strategy Premium is shown on the Specifications Page and is the beginning value for Strategy Account Value on the rider effective date.

HOW IS THE STRATEGY PREMIUM CALCULATED?

The Strategy Premium is equal to A x B, where:

•	A is the Premium; and

•	B is the Initial Allocation Percentage for the strategy as of the rider effective date.

WHAT IS THE STRATEGY ACCOUNT VALUE?

This strategy has its own Strategy Account Value. Fixed Interest is credited to the Strategy Account Value. The Strategy Account Value is used to calculate Your Contract’s Account Value.

HOW IS THE STRATEGY ACCOUNT VALUE CALCULATED?

On the rider effective date, the Strategy Account Value for the strategy equals the Strategy Premium.

After the rider effective date, the Strategy Account Value will decrease if any Withdrawals are taken from the strategy. The Strategy Account Value after the Withdrawal equals C – D + E, where:

•	C is the Strategy Account Value immediately prior to the Withdrawal;

•	D is the amount of the Withdrawal allocated to the strategy, including any applicable Surrender Charge thereon; and

•	E is any reallocation of Death Benefits on the Death Claim Date, if applicable.

Each day after the rider effective date, the Strategy Account Value will increase for any Fixed Interest. The Strategy Account Value after interest is credited is equal to F + G, where:

•	F is the Strategy Account Value immediately prior to any Fixed Interest; and

•	G is the Fixed Interest for that day, calculated as described in the HOW IS THE DAILY FIXED INTEREST CALCULATED provision of this rider.

At the end of the Contract Year, the Strategy Account Value is adjusted for any reallocations. The Strategy Account Value after reallocations is equal to H + J – K, where:

•	H is the Strategy Account Value immediately prior to the reallocation, after any Fixed Interest are applied for that day;

•	J is the amount of any reallocations in to the strategy; and

•	K is the amount of any reallocations out of the strategy.

[2]

RILA-FIXED-NB (05-22)

Fidelity & Guaranty Life Insurance Company

FIXED INTEREST STRATEGY RIDER (CONTINUED)

FIXED INTEREST

WHAT IS FIXED INTEREST?

Fixed Interest is the amount of interest credited over the course of a Contract Year to the Strategy Account Value at the declared Fixed Interest Rate.

WHEN IS FIXED INTEREST APPLIED TO THE STRATEGY ACCOUNT VALUE?

Fixed interest is calculated and credited to the Strategy Account Value on a daily basis over the course of a Contract Year.

HOW IS THE DAILY FIXED INTEREST CREDIT CALCULATED?

During the Initial Fixed Interest Rate Guarantee Period, the Strategy Account Value for this strategy will be credited at the daily equivalent rate of the annual-effective Initial Annual Fixed Interest Rate. After the Initial Fixed Interest Rate Guarantee Period, any funds allocated to the Fixed Interest Strategy will be credited with interest at the daily equivalent rate of the currently declared, annual-effective Fixed Interest Rate.

GENERAL PROVISIONS

IS THIS RIDER PARTICIPATING AND DOES IT PROVIDE FOR PAYMENT OF DIVIDENDS?

No; this Rider is not participating and dividends are not payable.

IS THERE A CHARGE FOR THIS RIDER?

No; there is no explicit charge deducted from your Account Value for this rider.

WHEN DOES THIS RIDER TERMINATE?

The rider will terminate when the Contract terminates.

Signed for the Company.

Fidelity & Guaranty Life Insurance Company

[Chris Blunt]
President

[3]

RILA-FIXED-NB (05-22)